                                                                    EXHIBIT 10.1


Confidential treatment has been requested for portions of this Exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated by ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.


                                LICENSE AGREEMENT

                                 BY AND BETWEEN

                               CHICAGO LABS, INC.

                                       AND

                         SPECTRUM PHARMACEUTICALS, INC.

                                LICENSE AGREEMENT

         THIS LICENSE AGREEMENT (this "AGREEMENT"), entered into as of February 18, 2005 (the "EFFECTIVE DATE"), by and between CHICAGO LABS, INC., an Illinois corporation ("CHICAGO LABS"), and SPECTRUM PHARMACEUTICALS, INC., a Delaware corporation ("SPECTRUM"). Chicago Labs and Spectrum may each be referred to herein individually as a "PARTY" and collectively as the "PARTIES."

                                    RECITALS

         A. Whereas, Chicago Labs is the exclusive worldwide licensee under the University License Agreement (defined below) for the patent rights and know-how owned by University to an invention (the "Invention") entitled "Evidence for prevention and therapeutic use of endothelin ET-B receptor antagonists in breast tumor" and has developed additional know-how concerning the Invention.

         B. Whereas, the Invention is the subject of United States patent application entitled "Method and composition for preventing and treating solid tumors," US Patent application publication number US 2004/0138121A1, publication date July 15, 2004; and the international application published under the Patent Cooperation Treaty, international publication number WO 2004/037235 A2, international publication date May 6, 2004; both owned by the Board of Trustees of the University of Illinois.

         C. Whereas, Spectrum is engaged in the development and eventual marketing, sale and licensing of pharmaceutical products and desires to have access to the Invention and Chicago Labs' proprietary discoveries and technologies relating to the Invention.

         D. Whereas, Chicago Labs and Spectrum desire to enter into a license agreement whereby Spectrum shall obtain the right to use the Invention and Chicago Labs' proprietary discoveries and technologies relating to the Invention to develop and commercialize products or methods for the prevention and/or treatment of cancer.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, Chicago Labs and Spectrum hereby agree as follows:


                                    AGREEMENT

1. DEFINITIONS. Capitalized terms shall have the meaning set forth below.

         1.1 AFFILIATE. The term "Affiliate" shall mean any entity which directly or indirectly controls, is controlled by, or is under common control with Spectrum or Chicago Labs, as applicable. The term "control" as used in this definition means having (i) more than fifty percent (50%) ownership of the assets, profit interest or outstanding voting securities or (ii) the power to direct or cause the direction of the management and the policies of an entity, whether by contract or otherwise.

         1.2 CHICAGO LABS KNOW-HOW. The term "Chicago Labs Know-how" shall mean Chicago Labs methods, processes, techniques and data that relate to the Chicago Labs Patent Rights or the Chicago Labs Materials which are necessary or useful for researching, developing, manufacturing, using or selling a Product, now or in the future owned or Controlled by Chicago Labs, whether or not: (i) the same is eligible for protection under the patent laws of the United States or elsewhere; (ii) enforceable as a trade secret; or (iii) the copying of which would be enjoined or restrained by a court as constituting unfair competition. The Chicago Labs Know-how in existence as of the Effective Date is contained in the documents listed in the attached Exhibit A.

         1.3 CHICAGO LABS MATERIALS. The term "Chicago Labs Materials" shall mean the materials provided by Chicago Labs to Spectrum under this Agreement as set forth in Exhibit B, as the same may be amended by the Parties from time to time.

         1.4 CHICAGO LABS PATENT RIGHTS. The term "Chicago Labs Patent Rights" shall mean United States patent application entitled "Method and composition for preventing and treating solid tumors," US Patent application publication number US 2004/0138121A1, publication date July 15, 2004; and the international application published under the Patent Cooperation Treaty, international publication number WO 2004/037235 A2, international publication date May 6, 2004; all rights (including without limitation all US and foreign Patents) arising out of or resulting from such patent applications; and any other U.S. and foreign Patents now or in the future owned or Controlled by Chicago Labs having claims covering or directed to the Inventions, the Chicago Labs Know-how, the Chicago Labs Materials or the preventative and/or therapeutic use of endothelin ET-B receptor antagonists and/or agonists in cancer related applications.

         1.5 CHICAGO LABS TECHNOLOGY. The term "Chicago Labs Technology" shall mean the Chicago Labs Patent Rights, Chicago Labs' rights arising out of or resulting from Patents to Joint Inventions and Improvements, Chicago Labs Know-how and Chicago Labs Materials.

         1.6 CONFIDENTIAL INFORMATION. The term "Confidential Information" shall mean all know-how, trade secrets and other proprietary or confidential information of a disclosing Party or held by the disclosing Party under an obligation of confidentiality to a Third Party, which may be disclosed from one Party to the other Party at any time and from time to time during the term of this Agreement. "Confidential Information" shall include the terms of this Agreement as well as any proprietary or confidential information that is jointly owned by the Parties. Information shall not be considered Confidential Information to the extent such information:

         (a) is known by the receiving Party at the time of its receipt, and not through a prior disclosure by the disclosing Party, as documented by business records;

         (b)      is properly in the public domain;

         (c) is subsequently disclosed to the receiving Party by a Third Party who may lawfully do so and is not under an obligation of confidentiality to the disclosing Party; or

         (d) is developed by the receiving party independently of Confidential lnformation received from the disclosing Party, as documented by research and development records.


Nothing in this definition shall preclude a Party from use or disclosure of any proprietary or Confidential Information owned by that Party where the other Party has no rights of ownership.

         1.7 CONTROLLED. The term "Controlled" shall mean possessing the ability to grant a license or sublicense without violating (i) any applicable law or governmental regulation or (ii) the terms of an agreement with a Third Party that has an effective date which predates the Effective Date hereof.

         1.8 DEVELOPMENT COMMITTEE. The term "Development Committee" shall have the meaning given such term in Section 2.1.

         1.9 EMEA. The term "EMEA" shall mean the European Agency for the Evaluation of Medicinal Products, any successor agency thereto (European Medicines Agency) or any equivalent replacement agency having substantially the same functions.

         1.10 EVENT OF DEFAULT. The term "Event of Default" shall have the meaning set forth in Section 11.4.1 of this Agreement.

         1.11 FDA. The term "FDA" shall mean the United States Food and Drug Administration, or any successor agency thereto.

         1.12 FIRST COMMERCIAL SALE. The term "First Commercial Sale" shall mean, with respect to any Product, the first sale for end use or consumption of such Product in a country after all required approvals, including marketing and pricing approvals, have been granted by the governing Regulatory Authority of such country.

         1.13 GAAP. The term "GAAP" shall mean generally accepted accounting principles in the United States or International Accounting Standards outside the United States, in each case as consistently applied by Spectrum, its Affiliates, its sublicensees or its distributors in their respective financial statements, audited if applicable.


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

         1.14 IMPROVEMENTS. The term "Improvements" shall mean one or more enhancements, improvements or modifications in the manufacture, formulation, conjugations, ingredients, preparation, dosage, administration or packaging of a Product or the Chicago Labs Technology.

         1.15 IND. The term "IND" shall mean (i) an Investigational New Drug application as defined in the United States Food, Drug & Cosmetic Act and applicable regulations promulgated thereunder, as amended from time to time or
(ii) an equivalent application or filing with the applicable Regulatory Authority in any country other than the United States allowing the commencement of human clinical trials.

         1.16 INVENTION. The term "Invention" is defined in Recital A above.

         1.17 JOINT INVENTIONS. The term "Joint Inventions" shall have the meaning set forth in Section 5.1 of this Agreement.

         1.18 JOINT PATENT. The term "Joint Patent" shall mean any Patent filed with respect to a Joint Invention.

         1.19 LICENSED FIELD. The term "Licensed Field" shall mean the prevention and/or treatment of cancer.

         1.20 MILESTONE PAYMENT. The term "Milestone Payment" shall mean the payments from Spectrum to Chicago Labs under Section 4.4.

         1.21 NDA. The term "NDA" shall mean a New Drug Application, as defined in the United States Food, Drug & Cosmetic Act and applicable regulations promulgated thereunder, as amended from time to time, to obtain approval from the FDA for commercial sale of a Product, or an equivalent application or filing with the applicable Regulatory Authority in any country other than the United States.

         1.22 NET SALES. The term "Net Sales" shall mean the amount received by Spectrum, its Affiliates, its sublicensees or distributors on account of sales of a Product to Third Parties in the Territory, less the following deductions to the extent actually allowed or specifically allocated to the Product by the selling party using GAAP and not separately invoiced: (i) sales and excise taxes and duties paid or allowed by the selling party and any other governmental charges imposed upon the production, importation, use or sale of such Product;
(ii) customary trade, quantity and cash discounts allowed on Product; (iii) allowances or credits to customers on account of rejection or return of Product or on account of retroactive price reductions affecting such Product; (iv) freight and insurance costs; (v) rebates, chargebacks and other amounts paid on sale or dispensing of the Product; and (vi) the booked cost of devices or systems used for delivering a Product into the patient where the Product when sold is a combination of the active pharmaceutical ingredient and the device or system. For the avoidance of doubt, for each Product the Net Sales shall be calculated only once for the first sale of such Product by either Spectrum, its Affiliate, its sublicensee or its distributor, as the case may be, to a Third Party which is neither an Affiliate, sublicensee or distributor of Spectrum. A sale of Products by Spectrum, its Affiliate, its sublicensee or its distributor to a wholesaler shall be regarded as the first sale of the Product for the purpose of calculating Net Sales unless such sale is made by one of them directly to a hospital, pharmacy, physician, retailer or other entity which provides the Product to the patient in which case the first sale shall be the sale to such hospital, pharmacy, physician, retailer or other entity. Net Sales shall not include the amount received on account of sales of a Product or of sales of a Product in a particular country for which the term of this Agreement has expired in accordance with Section 11.1 on or before the date of the invoice for such sales.

         1.23 PATENT. The term "Patent" shall mean any and all unexpired patent applications, provisional patent applications and any patent issuing therefrom worldwide, together with any extensions, registrations, confirmations, reissues, continuations, divisions, continuations-in-part, reexamination certificates, confirmations, registrations, revalidations, additions, supplementary protection certificates, substitutions or renewals thereof and any patents anywhere in the world, claiming the priority date of any of the foregoing.

         1.24 PHASE I CLINICAL TRIAL. The term "Phase I Clinical Trial" shall mean those further and lawful studies of a Product conducted anywhere in the Territory that the applicable Regulatory Authority requires to be performed on a sufficient number of healthy human patients to generate sufficient data to establish the safety and biological activity of that Product, and to permit commencement of a Phase II Clinical Trial.

         1.25 PHASE II CLINICAL TRIAL. The term "Phase II Clinical Trial" shall mean those further and lawful studies of a Product conducted anywhere in the Territory that the applicable Regulatory Authority requires to be performed on a sufficient number of human patients with the condition treated by the Product to generate sufficient data to establish the safety, and biological activity of that Product for its intended use and to permit commencement of a Phase III Clinical Trial.

         1.26 PHASE III CLINICAL TRIAL. The term "Phase III Clinical Trial" shall mean those controlled and lawful studies of a Product conducted anywhere in the Territory on sufficient numbers of patients with the condition treated by the Product that are prospectively designed, using predetermined endpoints, to demonstrate clinically and statistically the efficacy and safety of that Product for one or more indications as a pivotal study intended to lead to regulatory approval of such Product for such indication or indications.

         1.27 PRODUCT. The term "Product" shall mean any product, including products under development and products approved by a Regulatory Authority, that includes, is based upon or is derived from the Chicago Labs Technology. The term "Products" shall mean more than one Product.

         1.28 PRODUCT LICENSE. The term "Product License" shall have the meaning set forth in Section 3.1.

         1.29 REGULATORY AUTHORITY. The term "Regulatory Authority" shall mean the principal governmental organization or agency that has the right to approve the sale and, if applicable price, of Products in a given country, including, without limitation, the FDA, the EMEA and the Ministry of Health, Labour and Welfare in Japan.

         1.30 ROYALTY TERM. The term "Royalty Term" shall have the meaning set forth in Section 4.5.5.

         1.31 SUBLICENSE. The terms "Sublicense" and "Sublicenses" shall have the meanings set forth in Section 3.2.

         1.32 TERRITORY. The term "Territory" shall mean all of the countries in the world (including their territories and possessions).

         1.33 THIRD PARTY. The term "Third Party" shall mean any person or entity other than a Party hereto or an Affiliate.

         1.34 UNIVERSITY. The term "University" shall mean the Board of Trustees of the University of Illinois.

         1.35 UNIVERSITY LICENSE AGREEMENT. The term "University License Agreement" shall mean the Exclusive License Agreement dated August 15, 2003 between Chicago Labs and the University, a certified copy of which has been delivered to Spectrum concurrent with the execution of this Agreement, as may be amended from time to time as permitted by this Agreement.

         1.36 VALID CLAIM. The term "Valid Claim" shall mean a claim in any unexpired, issued patent within the Chicago Labs Patent Rights which has not been held invalid and/or unenforceable in a decision by a court or other body of competent jurisdiction from which there is no appeal or, if appealable, from which no appeal has been taken.

2. RESEARCH AND DEVELOPMENT PROGRAM.

         2.1 DEVELOPMENT COMMITTEE. After the Effective Date, Spectrum shall establish a committee (the "DEVELOPMENT COMMITTEE") to be responsible for planning, overseeing and directing the development and commercialization of, and regulatory filings relating to, Products. One representative from Chicago Labs shall be allowed to participate in all meetings of the Development Committee on a consultative basis and to receive copies of all minutes, if any, of the Development Committee's deliberations. The Development Committee shall meet at least quarterly until such time as the first NDA for a Product is filed and then as appropriate to keep the Parties' representatives informed thereafter. The President of Chicago Labs shall appoint Chicago Labs' representative and may change such representative from time to time on written notice to Spectrum.

3. PRODUCT LICENSE.

         3.1 PRODUCT LICENSE. Chicago Labs hereby grants to Spectrum an exclusive (even as to Chicago Labs), right and license under Chicago Labs' rights to use the Chicago Labs Technology to develop, make, have made, use, offer for sale, sell, have sold, distribute, import, and export Products in the Licensed Field in the Territory (the "PRODUCT LICENSE"). Spectrum acknowledges that (i) Chicago Labs' rights to use "Know How" under the University License Agreement are nonexclusive and (ii) the grant of rights under the Chicago Labs Patent Rights is qualified by the scope of the claims under the Patents included in such Chicago Labs Patent Rights. The Product License shall not be construed to confer any rights upon Spectrum by implication, estoppel or otherwise as to any technology not included in the Chicago Labs Technology. Notwithstanding any other provisions of this Agreement, Chicago Labs retains the rights to use and license Chicago Labs Know-how outside the Licensed Field. In addition, Chicago Labs hereby grants to Spectrum an exclusive (even as to Chicago Labs), perpetual, royalty-free, license to any Product that may be used for the diagnosis of cancer that was developed by Spectrum using the Chicago Labs Know-how. The use of the Chicago Labs Know-how to develop such a Product shall not be a breach by Spectrum of the terms of this Agreement.

         3.2 SUBLICENSES. Spectrum shall have the right, but not the obligation, to grant sublicenses (one a "Sublicense; more than one "Sublicenses") under the Product License to its Affiliates and Third Parties, provided, however, that any such sublicense shall be subject to and in all material respects consistent with the material terms and conditions of this Agreement, including but not limited to the following:

             3.2.1 Termination. Every Sublicense shall contain a statement describing the date upon which Chicago Lab's exclusive rights, privileges and license under the University License Agreement shall terminate.

             3.2.2 Binding Terms From University License Agreement. Spectrum shall be bound by the obligations of Chicago Labs of Articles 5, 7.1, 7.3, 8, 9, 10 and 15.4 of the University License Agreement as if it were a party to the University License Agreement. Spectrum acknowledges that Chicago Labs has provided it with a certified true copy of the University License Agreement containing such Articles. Further any Sublicenses granted by Spectrum shall provide that the obligations to Chicago Labs of such Articles shall be binding upon the sublicensee as if it were a party to the University License Agreement. Spectrum shall attach copies of such Articles to all Sublicenses or faithfully reproduce such Articles within such Sublicenses.

             3.2.3 Copy of Sublicenses. Spectrum shall forward to University and Chicago Labs a copy of any and all fully executed Sublicenses, and shall forward to Chicago Labs *** a copy of such reports received by Spectrum from its sublicensees during the preceding *** period under the Sublicenses as shall be pertinent to a royalty accounting under said Sublicenses. Spectrum may redact from such Sublicenses any terms that are not relevant to the Products so long as the terms that are relevant to the Products, including the terms related to the royalties payable on such Products thereunder, remain comprehensible. In the event that the terms of a Third Party agreement prevent Spectrum from providing a copy of Spectrum's Sublicense with the Third Party, Spectrum shall provide a summary in sufficient detail to enable Chicago Labs to calculate and verify the royalties payable to Chicago Labs with respect to such Sublicense.

         3.3 UNIVERSITY LICENSE AGREEMENT. Spectrum acknowledges that under the University License Agreement, University retained the right to practice the Chicago Labs Patent Rights and Know How (as defined in Articles 1.13 and 1.8 respectively of the University License Agreement) for its own non-commercial teaching and research activities, the results of which shall not be used for any commercial purpose without the prior consent of Chicago Labs. Chicago Labs shall not grant such consent to University without the prior written consent of Spectrum which shall not be unreasonably withheld, provided that it shall not be considered unreasonable for Spectrum to withhold its consent if the commercial purpose might compete with the Products or any products that Spectrum develops or markets, directly or indirectly.

         3.4 MATERIAL TRANSFER.

             3.4.1 Chicago Labs Materials. Chicago Labs shall transfer those Chicago Labs Materials, if any, described in Exhibit B to Spectrum together with the data related thereto on or about the delivery dates set forth in Exhibit B. Spectrum shall also have the right to further transfer the Chicago Labs Materials transferred hereunder to its Affiliates or sublicensees, solely in accordance with Sections 3.2 and 3.4, under a sublicense or material transfer agreement consistent with the terms of this Agreement.


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                                       8

             3.4.2 Transfer and Use. The Parties shall mutually agree on the method for packaging and delivering Chicago Labs Materials, and Chicago Labs transferring its materials to Spectrum which shall bear all costs of generating, preparing, packaging and delivering such materials. Each Party understands and agrees that Chicago Labs Materials may have unpredictable and unknown biological and/or chemical properties and that they are to be used with caution. Spectrum, its Affiliates and sublicensees will use Chicago Labs Materials subject to the terms of this Agreement, and in material compliance with applicable laws and regulations, including but not limited to, any laws or regulations relating to the research, testing, production, storage, transportation, export, packaging, labeling or other authorized use of such materials.

4. FINANCIAL TERMS AND CONDITIONS.

         4.1 INITIAL FEE. Spectrum shall pay to Chicago Labs a fee of One Hundred Thousand Dollars ($100,000). Such payment shall be made within *** days after the Effective Date.

         4.2 INITIAL RESEARCH AND DEVELOPMENT FUNDING ESTIMATES AND ADDITIONAL PAYMENTS. The Parties estimate that the development costs required to complete a work program consisting of completion of preclinical testing and filing an IND to be approximately *** to ***. Beginning on the date *** after the Effective Date, Spectrum shall pay to Chicago Labs ***. Furthermore, ***.

         4.3 PRODUCT LICENSE FEE. Subject to Section 11.5(d) and provided there has been a U.S. Patent issued upon United States patent application entitled "Method and composition for preventing and treating solid tumors," US Patent application publication number US 2004/0138121A1; publication date July 15, 2004, upon the enrollment of the first patient in a Phase II Clinical Trial by Spectrum, Spectrum shall pay to Chicago Labs *** in *** installments of ***. The first such payment shall be made not later than *** after the enrollment of the first patient in the Phase II Clinical Trial. If for any reason a US Patent issues after the enrollment of such first patient, Spectrum shall pay to Chicago Labs within *** of the issuance of the Patent all of the *** installments that would have been due and payable had a US Patent been issued at the time of such enrollment and shall thereafter continue such payments until Spectrum has paid Chicago Labs the full ***. Spectrum shall pay to Chicago Labs each *** payment before the *** in which the payment is due.

         4.4 MILESTONE PAYMENTS. Spectrum shall pay to Chicago Labs the following one-time payments (one time regardless of the number of Products) within *** of the achievement of each of the following events:


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

                                                                                                           Milestone
                                            Milestone                                                        Payment
                                            ---------                                                      ---------
                  A.     First approval of an NDA for a Product by the FDA                                       ***

                  B.     First approval of an NDA for a Product by the EMEA                                      ***

                  C.     First Approval of an NDA for a Product by the Ministry of Health,                       ***
                         Labour and Welfare in Japan

                  D.     Approval of the *** for a Product by the FDA                                            ***

                  E.     Approval of the *** for a Product by the EMEA                                           ***

                  F.     Approval of the *** for a Product by the Ministry of Health, Labour and                 ***
                         Welfare in Japan

                  G.     Annual Net Sales of a Product in *** of ***                                             ***

                  H.     Annual Net Sales of a Product in *** of ***                                             ***

                  I.     Annual Net Sales of a Product in *** of ***                                             ***

4.5 PRODUCT ROYALTIES.

             4.5.1 Patent Royalties. During the Royalty Term, Spectrum shall pay Chicago Labs the following royalties on the aggregate annual Net Sales of each Product sold by Spectrum, its Affiliates and any Third Party sublicensees in the Territory during each calendar year:

             *** percent (***%) of annual Net Sales up to and including ***; and

             *** percent (***%) of annual Net Sales greater than ***.

The applicable royalty rate determined above shall be applied to the Net Sales in each country where there is a Valid Claim covering the Product, as determined on a Product-by-Product and country-by-country basis. Multiple royalties shall not be earned or paid on a particular Product if such Product or its manufacture, use, importation or sale is covered by more than one Valid Claim.


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

             4.5.2 Step-Down Royalty. After the expiration of the Royalty Term for a country and in consideration of the grant by Chicago Labs to Spectrum of the rights under this Agreement to Chicago Labs Know-how, for a period of *** or until there is generic competition within such country, whichever comes first, Spectrum shall pay Chicago Labs the following royalties on the aggregate annual Net Sales of each such Product sold by Spectrum, its Affiliates and any Third Party sublicensees in the Territory during each calendar year:

             *** percent (***%) of annual Net Sales up to and including ***; and

             *** percent (***%) of annual Net Sales greater than ***.

The applicable royalty rate shall be determined on a Product-by-Product and country-by-country basis.

             4.5.3 Know-How Royalties. For the period of *** from the First Commercial Sale of each Product in each country where there is no Valid Claim covering the Product or until there is generic competition in such country, whichever comes first, Spectrum shall pay Chicago Labs the following royalties on the aggregate annual Net Sales of each such Product sold by Spectrum, its Affiliates and any Third Party sublicensees in the Territory during each calendar year:

             *** percent (***%) of annual Net Sales up to and including ***; and

             *** percent (***%) of annual Net Sales greater than ***.

The applicable royalty rate determined above shall be applied to the Net Sales in each country where there is no Valid Claim covering the Product, as determined on a Product-by-Product and country-by-country basis.

             4.5.4 ***

             4.5.5 Royalty Term. The "ROYALTY TERM" shall begin on the First Commercial Sale of a particular Product in a particular country and expire on the expiration of the last Valid Claim covering such Product in that country, as determined on a Product-by-Product basis and a country-by-country basis.


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

             4.5.6 Royalty Offsets. In the event that royalty payments are owed by Spectrum to Third Parties with respect to licenses necessary to use, develop, manufacture or sell a Product and such royalty payments exceed *** percent (***%) of Net Sales, the royalties owed to Chicago Labs under Section 4.5.1 shall be reduced by the amount of the royalty payments actually paid by Spectrum to such Third Parties provided that such reductions shall not exceed *** of the royalties due Chicago Labs under such Section in such country for the reporting period. ***

             4.5.7 Sublicense Income. In case Spectrum grants sublicenses under
Section 3.2 hereof, Spectrum shall pay to Chicago Labs (A) if before ***, *** percent (***%) or (B) if after ***, *** percent (***%), of any lump sum, periodic or other consideration (other than royalties based on Net Sales) received by Spectrum from sublicensees including, but not limited to, any upfront fees, sublicense fees, or other consideration paid for the authorization to use the Chicago Labs Technology to develop, make, have made, use, offer for sale, sell, have sold, distribute, import, and export Products in the Licensed Field in the Territory. Notwithstanding anything else contained herein, upon receipt by Spectrum of any payment from a sublicensee upon the achievement of any applicable milestone (a "SUBLICENSEE MILESTONE"), (i) if the Sublicensee Milestone is also a milestone described in Section 4.3 or 4.4, Spectrum shall make the applicable milestone payment under Section 4.3 or 4.4 to Chicago Labs and (ii) the payment received by Spectrum from such sublicensee shall be treated as sublicense income and subject to the first sentence of this Section 4.5.7; provided that Spectrum may deduct any payment made pursuant to clause (i) of this from such sublicense income before calculating the percentage owed to Chicago Labs pursuant to this Section 4.5.7 in determining Spectrum's obligation under this Section. Spectrum may only deduct from such sublicense income, under clause (ii) of this Section, the amount actually paid by Spectrum to Chicago Labs pursuant to clause (i) of this Section. If Spectrum receives as Sublicensing Revenues anything of value in lieu of cash payments, Spectrum shall pay Chicago Labs royalties at the applicable rate under Section 4.5.1, 4.5.2, or
4.5.3 as applicable, above based on the fair market value of such payment, unless Chicago Labs waives in writing such payment obligation.

             4.5.8 *** Royalty Payments. Royalties owed to Chicago Labs pursuant to this Section 4.5 shall be payable by Spectrum within *** after the *** (i.e., *** after ***) based upon the Net Sales of each Product during such ***. Any underpayment or overpayment of the *** royalty payments shall be reconciled and added or deducted to the royalty payment due in the *** in which such underpayment or overpayment is discovered. All payments to Chicago Labs under this Agreement shall be made in U. S. Dollars by bank wire transfer in immediately available funds to such bank account in the


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

United States designated in writing by Chicago Labs from time to time. In the case of sales outside the United States, the rate of exchange to be used in computing the amount of currency equivalent in U. S. Dollars due Chicago Labs shall be made at the rate of exchange utilized by Spectrum in its worldwide accounting system under GAAP.

             4.5.9 Income Tax Withholding. If laws, rules or regulations require withholding of income taxes or other rates imposed upon payments set forth in this Section 4, Spectrum may make such withholding payments as required and subtract such withholding payments from the payments set forth in this Section
4. Spectrum shall submit appropriate proof of payment of the withholding rates to Chicago Labs within a reasonable period of time. Spectrum shall use efforts consistent with its usual business practices to ensure that any withholding taxes imposed are reduced as far as possible under the provisions of the current or any future double taxation treaties or agreements between foreign countries, and the Parties shall cooperate with each other with respect thereto, with the appropriate Party under the circumstances providing the documentation required under such treaty or agreement to claim benefits thereunder.

             4.5.10 Reports. Spectrum shall furnish to Chicago Labs at the same time as each royalty payment is made by Spectrum, a written report of Net Sales of the Products on a Product by Product and country by country basis and the royalty due and payable thereon, for the *** period upon which the royalty payment is based. Net Sales made in currencies other than U.S. Dollars will be translated into U.S. Dollars as provided in Section 4.5.8 and added to Net Sales made in U.S. Dollars for purposes of determining aggregate Net Sales and the royalties due to Chicago Labs.

         4.6 RECORDS. Spectrum shall keep full, complete and proper records and accounts of all sales of Products by Spectrum, its Affiliates, and to the extent it acquires rights to do so, its sublicensees and distributors, in accordance with GAAP, in sufficient detail and in the currencies in which the sale was made to enable the royalties payable on each Product to be determined. All such records, statements, reports and accounts referred to in this Section 4.6 shall be retained for a period of *** after the end of the period to which they apply.

         4.7 AUDIT

             4.7.1 If Chicago Labs disagrees with a report provided by Spectrum, pursuant to Section 4.5.10, Chicago Labs, at its own expense, shall have the right, upon reasonable prior notice during regular business hours, to meet with Spectrum's independent auditor to inspect and discuss the


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books and accounts of Spectrum or its Affiliates, related to the payment and calculation of royalties arising under this Agreement. After this inspection, if Chicago Labs still disagrees with the report provided by Spectrum, with reasonable justification for such disagreement, Chicago Labs, at its own expense, shall have the right, upon reasonable prior notice during regular business hours, to appoint independent auditors reasonably acceptable to Spectrum and have them during normal business hours, inspect and copy the books and accounts of Spectrum or its Affiliates, related to the payment and calculation of royalties arising under this Agreement. Spectrum shall cooperate and cause Spectrum's Affiliates, to cooperate with such auditors. The auditors performing the audit shall disclose to Chicago Labs only information relating to the accuracy of records kept and the payments made, and shall be under a duty to keep confidential any other information obtained from such records. Spectrum shall audit the books and accounts of its sublicensees and/or distributors, if any, using its independent auditor or a comparable reputable auditor. Spectrum shall share the results of its audit with Chicago Labs.

             4.7.2 If any such audit establishes that Spectrum has underpaid or overpaid the amount due, Spectrum shall promptly pay any remaining amounts due as established by such audit or Chicago Labs shall promptly refund any over payment. If the underpayment is by *** percent (***%) or more during any calendar year, Spectrum shall reimburse Chicago Labs for its out-of-pocket expense of such audit with interest at the rate specified in Section 4.8 below for late payments on any such overdue payment from the date due until paid.

         4.8 LATE PAYMENTS. Any payments or reimbursements due Chicago Labs under this Agreement that are not paid on the due date shall accrue interest at the lower of the rate of *** percent (***%) per annum, or the maximum rate allowed by law, from the due date until paid in full.

         4.9 NO REFUNDS. No payments or reimbursements once received by Chicago Labs pursuant to Sections 4.1 through 4.4 above are refundable in whole or in part.

5. OWNERSHIP AND PATENT MATTERS.

         5.1 OWNERSHIP. As between the parties, all Chicago Labs Technology shall be owned by Chicago Labs. Improvements that are made by an employee, agent or consultant of Spectrum, solely or jointly with a Third Party other than an employee, agent or consultant of Chicago Labs, shall be owned by Spectrum. Improvements that are made jointly by employees, agents or consultants of Spectrum and employees, agents or consultants of Chicago Labs ("JOINT INVENTIONS") shall be jointly owned by


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Spectrum and Chicago Labs and treated as joint inventions under U.S. laws applicable to joint inventions. Chicago Labs shall, and hereby does, grant Spectrum the exclusive and unrestricted right (even as to Chicago Labs) in the Licensed Field to make, have made, use, sell, have sold, import, export and license all Improvements that are owned by Chicago Labs and all Joint Inventions for so long as Spectrum is prosecuting and maintaining the Patents contained in such Joint Inventions. Chicago Labs shall, and hereby does, grant Spectrum a perpetual, royalty-free license to use all Improvements owned by Chicago Labs and all information, know-how and other data pertaining to all Improvements and the Joint Inventions after Spectrum's royalty obligations under Section 4.5 have expired or been terminated by Spectrum due to a breach of this Agreement by Chicago Labs or due to the insolvency of Chicago Labs pursuant to Section 11.4.5 and all royalties then owed Chicago Labs have been paid, provided that Chicago Labs has not previously terminated this Agreement prior to such expiration. Spectrum shall own any trademarks associated with the Products.

         5.2 PROSECUTION AND MAINTENANCE OF CHICAGO LABS PATENT RIGHTS.

             5.2.1 Patent Prosecution and Maintenance. Spectrum, at its own expense, shall direct and control the preparation, filing, prosecution and maintenance of all United States and foreign Patents within the Chicago Labs Patent Rights, including any interferences and foreign oppositions. Spectrum shall, in its sole discretion, select outside patent counsel reasonably acceptable to Chicago Labs to carry out such activities. ***

             5.2.2 Chicago Labs Participation and Assistance. Spectrum shall consult with Chicago Labs with regard to the preparation, filing, prosecution and/or maintenance of the Patents within the Chicago Labs Patent Rights and Joint Patents and the scope of claims contained therein. Notwithstanding the preceding sentence, however, Spectrum shall in all events have final decision-making authority as relates to the preparation, filing, prosecution and/or maintenance of the Patents within the Chicago Labs Patent Rights and the scope of claims contained therein. Chicago Labs shall cooperate fully with Spectrum, at Spectrum's request, in all matters relating to the preparation, filing, prosecution and/or maintenance of the Patents within the Chicago Labs Patent Rights, including without limitation, signing any necessary or appropriate documents, providing written and testimonial evidence, and doing such other acts as Spectrum may reasonably require.

             5.2.3 Patent Abandonment. In the event Spectrum elects not to prosecute or to discontinue or abandon the prosecution and/or maintenance of any patent or patent application within the Chicago Labs Patent Rights, any such patent or patent application shall at that time be excluded from the


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definition of Chicago Labs Patent Rights and from the scope of the licenses granted under this Agreement unless Spectrum later elects, with the consent of Chicago Labs, to continue and maintain such patent or patent application, in which case the patent or patent application shall remain within the Chicago Labs Patent Rights and licenses hereunder. Spectrum shall give Chicago Labs at least *** prior written notice of its election to discontinue or abandon any such patent or patent application within the Chicago Labs Patent Rights during which time Chicago Labs may elect, in its sole discretion, to prosecute, file, continue and maintain such patent or patent application at its sole cost and expense and for its sole benefit by delivery of written notice to Spectrum. If Chicago Labs does not notify Spectrum in writing during such *** period that it is exercising such rights, the patent or patent application shall be deemed abandoned and neither Chicago Labs nor Spectrum shall have any further responsibility for any such abandoned patent applications or patents.

         5.3 PROSECUTION AND MAINTENANCE OF PATENTS FOR JOINT INVENTIONS. Spectrum shall file, prosecute and maintain Patents for any Joint Inventions. The costs and expenses of such Joint Inventions shall be borne by ***. If Spectrum no longer desires to retain responsibility for such Joint Invention or for such Joint Invention in a particular country, Spectrum will provide at least *** written notice to Chicago Labs, and Chicago Labs shall have the right, but not the obligation, to assume such responsibility at its sole cost and expense. If Chicago Labs agrees to assume such responsibility and expense, Spectrum shall retain all of its right, title and interest in such Joint Invention, and any Patents claiming the same. ***

         5.4 INFRINGEMENT ACTIONS.

             5.4.1 Prosecution of Infringement.

                (A) The Parties shall promptly notify one another in writing of any and all actual or threatened infringements by Third Parties of any Patents within the Chicago Labs Technology that relate to a Product in the Licensed Field that is known to them, and in any event within *** of learning of such infringement.

                (B) With respect to actual or threatened infringements of Patents within the Chicago Labs Technology with respect to the Products, (i) if such infringement is with respect to a Patent licensed to Chicago Labs by the University under the University License Agreement, such infringement shall be handled in accordance with Article 7 of the University License Agreement, provided that Spectrum rather than Chicago Labs shall exercise the rights and bear the responsibilities of the


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"Licensee" under that Article, and (ii) in all other cases, Spectrum shall have the first right, but not the obligation, to file suit or take other action to prevent such infringements of any such Patents. To the extent Spectrum takes such action, Spectrum shall control any such action and may enter into settlements, stipulated judgments or other arrangements respecting such infringement, at its own expense; provided, however, that such proposed settlements, judgments or arrangements shall be subject to Chicago Labs' consent, not to be unreasonably withheld. In the event that Spectrum takes such action, Spectrum shall indemnify, defend and hold Chicago Labs harmless from any costs, expenses and liabilities respecting the action for such claimed infringement. Chicago Labs shall permit an action to be brought by Spectrum in Chicago Labs' name if required by law. Chicago Labs agrees to provide all assistance that Spectrum may reasonably require in any litigation, including providing written evidence, deposition and trial testimony, for which Spectrum shall pay to Chicago Labs a reasonable hourly rate of compensation. Spectrum shall keep Chicago Labs informed of developments in any such action, including, to the extent permissible by law, the status of any settlement negotiations and the terms of any offer related thereto. Chicago Labs shall have the right at its own expense to be represented by counsel in any such action. Any damages or other recovery from an infringement action undertaken by Spectrum pursuant to this Section 5.4.1(b) shall be used ***.

                (C) Spectrum shall promptly notify Chicago Labs in writing of its intention with regard to any such infringement. In the event that Spectrum elects not to take action against an actual or threatened infringement, Chicago Labs shall have the right to take action against such infringement, in which case Chicago Labs shall (i) pay any and all costs and expenses incurred in such action, (ii) indemnify, defend and hold Spectrum harmless from any costs, expenses or liability respecting all such action, and (iii) retain any and all recovery from such action. Spectrum agrees to provide all assistance that Chicago Labs may reasonably require in any litigation, including providing written evidence, deposition and trial testimony, for which Chicago Labs shall pay to Spectrum a reasonable hourly rate of compensation.

             5.4.2 Defense of Infringement Claims.

                (A) If a Third Party makes or threatens against Spectrum, its Affiliates or sublicensees any claim of infringement of a Patent right based upon the use of, or arising as a result of the exercise of the rights and licenses granted hereunder to the Chicago Labs Technology (each an "ALLEGED INFRINGEMENT"), Spectrum shall have the right to respond to and defend any and all such Alleged Infringements at its own cost and expense, and in its sole discretion. Chicago Labs agrees to


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provide any necessary assistance that Spectrum may reasonably require in any such defense action for which Spectrum shall pay to Chicago Labs a reasonable hourly rate of compensation. Chicago Labs shall have the right, at its own expense, to retain counsel of its choice to represent it in any such defense action.

                (B) Spectrum shall promptly notify Chicago Labs in writing and provide a copy of (i) any claim of Alleged Infringement filed with a court or governmental authority or (ii) any written notice of an Alleged Infringement from an attorney or law firm. Within a reasonable period of time in advance of any responsive deadline required by law or otherwise set forth in the claim or notice of Alleged Infringement, Spectrum shall notify Chicago Labs in writing as to whether or not Spectrum intends to respond to such Alleged Infringement. In the event that Spectrum does not intend to respond to any such claim or notice or, notwithstanding Section 5.4.2(a), if Spectrum, in its sole discretion, asks Chicago Labs to respond to any such claim or notice, Chicago Labs shall have the right, in its sole discretion, to respond to and litigate or settle such Alleged Infringement, in which case Chicago Labs shall pay any and all future costs and expenses incurred by Spectrum in such action, and shall indemnify, defend and hold Spectrum harmless from any future costs, expenses or liability respecting all such actions undertaken by Chicago Labs.

         5.5 PATENT COSTS. The outside counsel, selected by Spectrum pursuant to
Section 5.2.1 above, to handle the preparation, filing, prosecution, issuance, and maintenance of all United States and foreign Patents within the Chicago Labs Patent Rights during the term of this Agreement shall invoice the University directly for such services related to any Patents owned by the University included within the Chicago Labs Patent Rights. ***

6. OBLIGATIONS RELATED TO DEVELOPMENT, MARKETING AND COMMERCIALIZATION.

         6.1 SPECTRUM'S DILIGENCE OBLIGATIONS. Spectrum shall use commercially reasonable efforts to (i) complete, file and actively pursue an IND and NDA for one or more Products in the Territory and (ii) promote and market the Product or Products in the Territory under trademarks to be created by Spectrum in its sole discretion. Spectrum will use the same sort of efforts in promoting each Product as it uses for its other products with similar sales potential. Such development and commercialization shall be pursued at Spectrum's sole cost and expense. Spectrum shall have sole responsibility for making all decisions regarding the development and commercialization of the Products. For purposes of this Section, "commercially reasonable efforts" means efforts and resources commonly used in the research-


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based pharmaceutical industry for a compound or product at a similar stage of research, development or commercialization, and having similar market potential, taking into account, among other factors, the competitiveness of the marketplace, the proprietary position of the product and the profitability of the product.

         6.2 GOVERNMENTAL APPROVALS. Spectrum shall be solely responsible for obtaining all necessary approvals from Regulatory Authorities for the use, development, production, distribution, sale and import or export of any Products, at Spectrum's expense, including, without limitation, preclinical and clinical trials and regulatory filings. Spectrum shall have sole responsibility for any warning labels, packaging and instructions as to the use of Products and for the quality control for any Product. Spectrum, its Affiliates or sublicensees shall own all regulatory filings and documents filed with the applicable Regulatory Authorities with respect to the Products and all regulatory approvals.

         6.3 MANUFACTURE OF PRODUCTS. Spectrum shall be responsible for conducting and funding all process science, process development, and scale-up necessary to manufacture the Products for pre-clinical studies, clinical trials and commercial sale.

         6.4 REPORTING. Spectrum shall keep Chicago Labs generally informed as to Spectrum's progress in developing and commercializing the Products. Spectrum shall keep Chicago Labs specifically and timely informed with regard to the achievement of the milestone events listed in Section 4.4 above.

7. INDEMNITY.

         7.1 SPECTRUM INDEMNIFICATION. Spectrum (the "INDEMNIFYING PARTY" under this Section 7.1) hereby agrees to indemnify, defend and hold Chicago Labs, its Affiliates, and their directors, officers, employees and agents (the "INDEMNIFIED PARTY(IES))" under this Section 7.1) harmless from and against any and all suits, claims, actions, demands, liabilities, expenses and/or loss, including without limitation reasonable legal expenses and attorneys' fees (collectively, "LOSSES"), to which one or more Indemnified Parties may become subject as a result of any (a) claim, demand, action or other proceeding for personal injury, wrongful death or product defect by any Third Party relating to the research, development, manufacture, use or sale of Products by Indemnifying Party and/or its Affiliates and/or their respective employees or agents, except to the extent that such Losses result from the gross negligence, wrongful intentional acts or willful omissions of Indemnified Party(ies), (b) claim, demand, action or other proceeding by any Third Party to the extent such Losses result from Spectrum's breach of any, obligation, representation, warranty or covenant contained in this Agreement or (c) any failure by Spectrum or its Affiliates or its sublicensees to comply with applicable law. In no event shall Spectrum be liable for any lost opportunities, profits or special, incidental, consequential or indirect damages of the Indemnified Party(ies) under this
Section 7.1.

         7.2 CHICAGO LABS INDEMNIFICATION. Chicago Labs (the "INDEMNIFYING PARTY" under this Section 7.2) hereby agrees to indemnify, defend and hold Spectrum and its Affiliates and their directors, officers, employees, and agents (the "INDEMNIFIED PARTY(IES))" under this Section 7.2) harmless from and against any Losses to which one or more Indemnified Parties may become subject as a result of any (a) claim, demand, action or other proceeding by any Third Party to the extent such Losses result from Chicago Labs' breach of any obligation, representation, warranty or covenant contained in this Agreement or (b) failure by Chicago Labs to comply with applicable law. In no event shall Chicago Labs be liable for any lost opportunities, profits or special, incidental, consequential or indirect damages of the Indemnified Party(ies) under this Section 7.2., except, however, as the result of any breach by Chicago Labs of any of the covenants in Section 9.3 below.

         7.3 INDEMNITY PROCEDURE. (A) The Indemnified Party(ies) agrees to give the Indemnifying Party(ies) written notice, as soon as is practicable, but in any event within thirty (30) days if possible, of any claim, suit, loss or the discovery of facts upon which such Indemnified Party(ies) intends to base a request for indemnification under Section 7.1 or Section 7.2 (collectively, a "CLAIM").

                (B) The Indemnified Party(ies) shall furnish promptly to the Indemnifying Party(ies) copies of all papers and official documents received in respect of any Claim. The Indemnified Party(ies) shall cooperate with the Indemnifying Party(ies), at the Indemnifying Party(ies)'s expense, in providing witnesses and records necessary in the defense against any Claim.

                (C) With respect to any Claim relating solely to the payment of money damages that will not (i) result in the Indemnified Party(ies)'s becoming subject to injunctive or other relief, (ii) require an admission of guilt or other responsibility or liability, or (iii) otherwise adversely affect the business interests or rights of the Indemnified Party(ies) in any manner, and as to which the Indemnifying Party(ies) shall have acknowledged in writing the obligation to indemnify the Indemnified Party(ies) hereunder, the Indemnifying Party(ies) shall have the sole right to defend, settle, or otherwise dispose of such claim, on such terms as the Indemnifying Party(ies), in its sole discretion (subject to the limitations of this Section), shall deem appropriate.

                (D) With respect to all other Claims the Indemnifying Party(ies) shall obtain the written consent of the Indemnified Party(ies), which shall not be unreasonably withheld, prior to ceasing to defend, settling, or otherwise disposing thereof.

                (E) The Indemnifying Party(ies) shall not be liable for any settlement or other disposition of a Claim by the Indemnified Party(ies) that is reached without the written consent of the Indemnifying Party(ies).

                (F) Except as provided above, the costs and expenses, including fees and disbursements of counsel, incurred by any Indemnified Party(ies) in connection with any claim shall be reimbursed on a *** basis by the Indemnifying Party(ies), without prejudice to the Indemnifying Party(ies)'s right to contest the Indemnified Party(ies)'s right to indemnification and subject to refund in the event the Indemnifying Party(ies) is ultimately held not to be obligated to indemnify the Indemnified Party(ies).

                (G) The Indemnified Party(ies) shall always have the right to retain counsel and participate in the defense, negotiation or settlement of any Claim at its/their own cost and expense.

8. REPRESENTATIONS AND WARRANTIES.

         8.1 BY CHICAGO LABS. Chicago Labs hereby represents and warrants that as of the Effective Date: (A) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois; (B) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of Chicago Labs; (C) it has the right to grant the licenses and other rights granted herein; (D) it has not previously granted any right, license or interest in or to the Chicago Labs Technology, or any portion thereof, inconsistent with the rights granted to Spectrum herein; and (E) to the best of its knowledge, there are no material adverse proceedings, claims or actions pending or threatened relating to the Chicago Labs Technology which would materially interfere with Chicago Labs' performance of its obligations or power to make the grants and covenants hereunder, or Spectrum's unfettered use of the Chicago Labs Technology.

                (A) Chicago Labs is the exclusive licensee from the University of all right, title and interest in and to all of the Patent rights under the Patents set forth in the University License Agreement. To Chicago Labs' knowledge without any due diligence the Chicago Labs Technology is free and clear of any and all encumbrances, covenants, conditions and restrictions or, other adverse claims or interests of any kind or nature, and Chicago Labs has not received any written notice or claim or, any oral notice or claim, challenging Chicago Labs' complete and exclusive license rights to the Chicago Labs Technology subject to the University's reservation of rights referred to in
Section 3.3 of this Agreement or suggesting that any other person has any claim of legal or beneficial ownership with respect thereto, and there is no agreement, decree, arbitral award or other provision or contingency which obligates Chicago Labs to grant licenses in the Chicago Labs Technology.


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                (B) To Chicago Labs' present knowledge in the absence of any due diligence, Chicago Labs owns or possesses adequate licenses or other rights to use all of the Chicago Labs Technology necessary to develop, make, have made, use, sell, offer for sale, have sold, import and export and commercialize any Products in the Licensed Field in the Territory.

                (C) To Chicago Labs' present knowledge, no litigation is now pending and no notice or other claim has been received by Chicago Labs, (A) alleging that Chicago Labs has engaged in any activity or conduct that infringes upon, violates or constitutes the unauthorized use of the Patents of any Third Party, or (B) challenging the ownership, use, validity or enforceability of any of the patent or patent applications within the Chicago Labs Patents Rights.

                (D) With respect to the University License Agreement, (i) such University License Agreement is the complete and current agreement between Chicago Labs and the Board of Trustees of the University of Illinois with respect to the Chicago Labs Technology as of the Effective Date, (ii) such University License Agreement is in full force and effect, (iii) no party to the University License Agreement has been given or received a notice of default under the University License Agreement and Chicago Labs knows of no grounds for either party to be deemed in default under the University License Agreement, and
(iv) Chicago Labs is current on all its obligations thereunder.

         8.2 BY SPECTRUM. Spectrum hereby represents and warrants that as of the Effective Date: (A) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (B) it has the full right, authority and power to enter into this Agreement and to perform its obligations hereunder; (C) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of Spectrum; (D) to the best of its knowledge there are no material adverse proceedings, claims or actions pending or threatened against it as of the Effective Date of this Agreement which would materially interfere with the performance of its obligations hereunder, and (E) it has obtained all requisite consents, approvals and authorizations of all governmental authorities and other persons or entities to enter into this Agreement and perform its obligations hereunder.

         8.3 DISCLAIMER. Nothing in this Agreement is or shall be construed as:

             8.3.1 A warranty or representation by Chicago Labs as to the validity or scope of any claim or patent within the Chicago Labs Patent Rights;

             8.3.2 A warranty or representation that anything made, used, sold, or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of any patent rights or other intellectual property right of any Third Party;

             8.3.3 An obligation to bring or prosecute actions or suits against Third Parties for infringement of any of the patent rights except as otherwise provided in this Agreement;

             8.3.4 Granting by implication, estoppel, or otherwise any licenses or rights under patents or other rights of Chicago Labs or Third Parties, other than the Chicago Labs Technology; or

             8.3.5 A guarantee that a NDA for a Product for any indication will be successful, in whole or in part.

         EXCEPT AS PROVIDED IN SECTION 8.1, CHICAGO LABS MAKES NO
REPRESENTATIONS OR WARRANTIES CONCERNING THE CHICAGO LABS TECHNOLOGY, INCLUDING WITHOUT LIMITATION, ANY EXPRESS OR IMPLIED WARRANTY CONCERNING THE MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE CHICAGO LABS TECHNOLOGY.

9. ADDITIONAL COVENANTS.

         9.1 PRESERVATION OF TITLE AND RIGHTS. Chicago Labs shall retain ownership and title to all Chicago Labs Technology owned by Chicago Labs and licensed hereunder and shall use diligent efforts at least equivalent to those Chicago Labs uses for its other technology of like kind to preserve and maintain such ownership and title, subject to Spectrum fully performing all of its obligations under this Agreement. Chicago Labs shall use diligent efforts at least equivalent to those Chicago Labs uses for its other technology of like kind to maintain in full force and effect all Third Party licenses to which Chicago Labs is a party and under which Chicago Labs licenses rights to Spectrum, subject to Spectrum fully performing all of its obligations under this Agreement.

         9.2 NO CONFLICTS. Neither Party shall grant any right, license or interest in or to the Chicago Labs Technology, or any portion thereof, inconsistent with the rights granted to Spectrum herein. Without the other Party's prior written consent, neither Party shall enter into any agreement that creates additional obligations upon the other Party or, except to the extent otherwise permitted in this Agreement, limits the exercise of the other Party's rights hereunder or diminishes the other Party's rights hereunder.

         9.3 UNIVERSITY LICENSE AGREEMENT. Chicago Labs shall be responsible for and pay all costs that may become due under the University License Agreement or any other Third Party license agreement as a result of the transactions and activities contemplated by this Agreement, including but not limited to license fees, milestone payments and royalty payments required thereunder. Chicago Labs shall not, without the prior written consent of Spectrum, (i) terminate the University License Agreement or (ii) amend the University License Agreement or exercise or waive any rights under the University License Agreement in a manner that would diminish the rights granted to Spectrum hereunder, impose any additional obligations on Spectrum or otherwise be detrimental to Spectrum. Chicago Labs shall not take any actions or make any omissions that would be likely to or do in fact constitute or cause a material breach of the University License Agreement, such that the licensor thereunder would be entitled to terminate such agreement or amend or modify it in any way that would adversely affect a license or other rights granted to Spectrum under this Agreement. Notwithstanding the foregoing, Chicago Labs shall not be liable under this Section for its breach of a term of the University License Agreement, if the primary cause of Chicago Labs breach of the term of the University License Agreement is due to a breach by Spectrum of the same obligation under this Agreement. Chicago Labs acknowledges that Spectrum shall have the right, in accordance with the terms set forth in the Amendment to the University License Agreement, a certified true copy of which Chicago Labs shall deliver to Spectrum promptly after its execution, to be assigned and assume the University License Agreement in the event Chicago Labs is in default under the University License Agreement and agrees that it shall not have any cause of action against Spectrum solely for taking assignment to and assuming such University License Agreement.

         9.4 EXECUTION OF DOCUMENTS. In order to achieve the intent of Section 5.2, 5.3 and 11. 5(b), each Party shall promptly execute or have executed by its employees, agents and consultants all documents necessary to vest ownership of inventions and related intellectual property rights relating to Joint Patents in Chicago Labs and Spectrum as provided in Section 5.3, to enable Spectrum to file, prosecute and maintain the Patents within the Chicago Labs Patent Rights and Joint Patents as provided in Sections 5.2 and 5.3, the Parties' back-up right pursuant to Section 5.2, and to transfer to Chicago Labs the benefit of Spectrum's research and development work under Section 11.5(b). If Spectrum is unable, after reasonable effort, to secure the signature of any Chicago Labs' employee, agent or independent contractor on any document needed to apply for, prosecute or defend any patent or other intellectual property right or protection relating to the Chicago Labs Patent Rights or the Joint Patents, Chicago Labs hereby designates and appoints Spectrum and its duly authorized officers and agents as its agent and attorney in fact to execute, verify and file applications, and to do all other lawfully permitted acts necessary to protect Spectrum's rights in Joint Patents and to enable Spectrum to file, prosecute and maintain Chicago Labs Patent Rights and Joint Patents with the same legal force and effect as if executed by Chicago Labs. If Chicago Labs is unable, after reasonable effort, to secure the signature of any Spectrum employee, agent or independent contractor on any document needed to apply for, prosecute or defend any patent or other intellectual property right or protection relating to Joint Patents or to transfer to Chicago Labs the benefit of Spectrum's research and development work, Spectrum hereby designates and appoints Chicago Labs and its duly authorized officers and agents as its agent and attorney as its attorney in fact to execute, verify and file applications, and to do all other lawfully permitted acts necessary to protect Chicago Lab's rights in Joint Patents and such research and development work with the same legal force and effect as if executed by Spectrum.


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
10. CONFIDENTIALITY AND PUBLICATION.

             10.1 TREATMENT OF CONFIDENTIAL INFORMATION. The Parties agree that during the term of this Agreement, and for a period of seven (7) years after this Agreement terminates or expires, a Party receiving Confidential Information of the other Party will (i) maintain in confidence such Confidential Information to the same extent such Party maintains the confidentiality of its own Confidential Information, (ii) not disclose such Confidential Information to any Third Party without the prior written consent of the disclosing Party and (iii) not use such Confidential Information for any purpose other than the exercise of a Party's rights or performance of a Party's obligations under this Agreement; provided however, that the provisions of this Section 10.1 shall not prevent a Party from disclosing Confidential Information if such disclosure:

                (A) is made to its employees, directors, accountants, attorneys, contractors or consultants who reasonably require such disclosure on a need to know basis and who are bound to it by obligations of confidentiality and non-use no less stringent than the obligations between Spectrum and Chicago Labs hereunder;

                (B) is made to collaborators for the purpose of performing the obligations or exercising the rights of a Party hereunder and who are bound to that Party by obligations of confidentiality and non-use no less stringent than the obligations between Spectrum and Chicago Labs hereunder;

                (C) is in response to a valid order of an United States court or otherwise required by law or regulation, provided however that receiving Party shall first have given notice to the disclosing Party and shall have made a reasonable effort to obtain a protective order by: (i) seeking protection of Confidential Information not relevant to the court's inquiry from a general disclosure (e.g., without limitation, requesting limited and in-camera review by such court and/or seeking that such information be treated under seal); (ii) seeking to redact any Confidential Information; and (iii) in any event requiring that, to the extent ordered to be disclosed, that such disclosure of Confidential Information be used only for the purposes for which the order was issued; or

                (D) is necessary to: (i) file or prosecute Patents in accordance with this Agreement; (ii) submit regulatory filings with respect to Products in accordance with this Agreement; (iii) prosecute or defend litigation; (iv) make required governmental securities filings and other such similar and required disclosures by law, subject to appropriate redactions and requests for confidential treatment as permitted by law; (v) make disclosures required by the principal stock exchange on which the Party's stock is traded, subject to appropriate redactions and requests for confidential treatment as permitted by law and the rules of such exchange; (vi) conduct pre-clinical or clinical trials of Products in accordance with this Agreement, provided any Affiliates or Third Parties conducting pre-clinical trials agree to be bound by terms of confidentiality and non-use at least equivalent in scope to those set forth in this Section 10.1 and any Affiliates or Third Parties conducting clinical trials agree to be bound by terms of confidentiality and non-use that are customarily obtained in connection with such clinical trials; or (viii) enable Affiliates or bona fide potential or actual sublicensees to evaluate and/or exercise their rights under a sublicense that would be or has been issued in accordance with this Agreement, provided such Affiliates and Third Parties agree to be bound by similar terms of confidentiality and non-use at least equivalent in scope to those set forth in this Section 10.1.

         10.2 PUBLIC STATEMENTS.

             10.2.1 Publications. Chicago Labs or Spectrum, as the case may be, may publish or present information derived from the performance of this Agreement, provided that: the publishing Party first provides the non-publishing Party with a copy of the proposed publication or presentation for comment and input at least forty-five (45) days prior to any submission for publication or presentation and if any such information was derived from the non-publishing Party's efforts under this Agreement, the non-publishing Party shall have the right to require the publishing Party to redact such information from the proposed publication. In addition, at the non-publishing Party's request, the publishing party will further delay the presentation or publication for an additional forty-five (45) days so as to allow the non-publishing party time to file for patent protection or other intellectual property protection. If a publication by Spectrum results from work relating to the Chicago Labs Technology, Spectrum agrees to acknowledge Chicago Labs and give credit to Chicago Labs' scientists, as scientifically appropriate, based on any contribution they may have made to the work. Likewise, if a publication by Chicago Labs results from work performed by Spectrum, Chicago Labs agrees to acknowledge Spectrum and give credit to Spectrum' scientists, as scientifically appropriate, based on any contribution they may have made to the work.

             10.2.2 Other Public Statements. Except as provided in Section 10.2.1, or as otherwise required by law or the rules of the principal stock exchange on which the Party's stock is traded, no Party shall originate any public statement, news release or other written public announcement, whether in the public press, stockholders' reports, or otherwise, relating to this Agreement or to any sublicense hereunder, or to the performance hereunder or any such agreements, or use a Party's name for any purpose, including, without limitation, in connection with the advertising or sale of Products, without the prior written approval of the other Party, such consent not to be unreasonably withheld. The Parties each agree to respond to each such request within five (5) business days of receipt of a request (unless a shorter period of time is necessary to comply with law). Notwithstanding anything to the contrary in this Agreement, each party shall be permitted to publicly disclose (i) the existence of this Agreement, (ii) that Chicago Labs and Spectrum are the parties to this Agreement, and (iii) the Chicago Labs Technology covered by this Agreement. In the case of unintentional public disclosure concerning this Agreement, any Product or any other subject matter hereof, the disclosing Party shall promptly inform the other Party of such disclosure and the other Party shall be entitled to make a public announcement regarding the subject matter of the disclosure. The other Party shall notify the disclosing Party of their intention to make such an announcement. Following a Party's consent to or approval of the public announcement of any information pursuant to this Section 10.2.2, both Parties shall be entitled to make subsequent public announcements of such information without renewed compliance with this Section 10.2.2, unless the scope and/or duration of such consent or approval is expressly limited. Upon conclusion of this Agreement, the Parties will publish a press release on their future cooperation.

11. TERM, DEFAULT AND TERMINATION.

         11.1 TERM OF AGREEMENT. The term of this Agreement shall commence on the Effective Date. Unless terminated early in accordance with the provisions of this Agreement, the term of this Agreement shall endure on a Product-by-Product and country-by-country basis until the expiration of the obligation to pay royalties under Section 4.5 above applicable to such Product in such country. This Agreement shall expire in its entirety after the date that Spectrum no longer owes any royalties to Chicago Labs under Section 4.5. Spectrum acknowledges that the University License Agreement and hence Spectrum's rights under the Chicago Labs Patent Rights (to the extent they relate to the patents licensed by the University to Chicago Labs) terminate upon the last to expire of the patents licensed to Chicago Labs under the University License Agreement, unless sooner terminated under Section 12.1 of the University License Agreement.

         11.2 UNILATERAL TERMINATION - SPECTRUM. Spectrum shall have the unilateral right to terminate this Agreement, in its entirety or on a Product-by-Product or country-by-country basis, at any time for any reason upon prior written notice to Chicago Labs given at least *** prior to the desired date of termination.

         11.3 UNILATERAL TERMINATION - CHICAGO LABS. Spectrum shall file the first IND, or its equivalent, with the FDA, or a similar agency in another jurisdiction, for a Product no later than *** and will file an NDA for such Product within *** after filing the related IND. Chicago Labs shall agree to reasonable extensions of the foregoing deadlines on request by Spectrum provided that Spectrum demonstrates good faith efforts to meet the deadline for which an extension is requested. The parties acknowledge that the intention of this
Section 11.3 is to allow Chicago Labs meet its obligations under the University License Agreement, and therefore if the University agrees at Chicago Lab's request to extend the dates for filing an IND and an NDA pursuant to the terms of the University License Agreement to give Spectrum additional time based on its previous commercially reasonable, good faith efforts to meet the


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                                       27
dates for which an extension is requested or such filing dates are automatically extended pursuant to the terms of the University License Agreement, then the dates in this Section shall be extended an equal time period or in the case of an automatic extension pursuant to the terms of the University License Agreement, the dates in this Section shall be extended to such dates minus ***.

         11.4 DEFAULT.

             11.4.1 The following event shall constitute an "EVENT OF DEFAULT" hereunder: a material breach of a material provision of this Agreement by a Party. For purposes of this Agreement, it is not a "material breach" of this Agreement by Spectrum if the development of a Product is delayed due to the following: (i) scientific, medical or technical reasons; (ii) circumstances that are beyond the control of Spectrum; or (iii) the fault of Chicago Labs. In addition to the foregoing, termination of the University License Agreement due to the fault of Chicago Labs or the assignment to and assumption by Spectrum of the University License Agreement due to a default by Chicago Labs shall constitute an "Event of Default" under this Agreement with respect to Chicago Labs.

             11.4.2 Upon the occurrence of any Event of Default by a Party, the non-defaulting Party may deliver to the defaulting Party written notice of intent to terminate specifying in reasonable detail the nature of such breach, such termination to be effective *** after the date set forth in such notice if the defaulting Party fails to cure such material breach within such *** period.

             11.4.3 If Spectrum fails to pay any license fee, royalty, installment, patent expenses or other payment required by this Agreement on time, and such payment remains unpaid for more than ***, Chicago Labs shall have the right to terminate this Agreement on *** written notice specifying the failure, unless Spectrum shall pay Chicago Labs within the *** period, all amounts and interest then due and payable. Upon expiration of the *** period, if Spectrum has not made all such payments, the rights, privileges and license granted hereunder shall terminate, unless Spectrum's failure to pay arises from a bona fide dispute concerning royalties due, in which case either of the parties may elect to pursue the alternative remedy in Article 12.

             11.4.4 The termination rights under Sections 11.4.2 and 11.4.3 above shall be in addition to and not in substitution for any other remedies that may be available to the non-defaulting Party. Termination pursuant to such sections shall not be treated as an election of remedies and shall not relieve the defaulting Party from liability and damages to the other Party for breach of this


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

Agreement. Waiver by either Party of a single breach or a succession of breaches shall not deprive such Party of any right to terminate this Agreement arising by reason of any subsequent breach.

             11.4.5 In addition to the termination rights provided for in this
Article 11, each Party shall have the right to terminate this Agreement, immediately by giving written notice of termination to the other Party, if the other Party files a voluntary petition, or if an involuntary petition is granted in respect of the other Party and appeal proceedings are not commenced within a period of *** from the date of such petition under the bankruptcy provisions of applicable law, or the other Party is declared insolvent, undergoes voluntary or involuntary dissolution, or makes an assignment for the benefit of its creditors, or fails or is unable to pay its debts as they come due, or suffers the appointment of a receiver or trustee over all, or substantially all, of its assets or properties.

         11.5 EFFECTS OF EXPIRATION OR TERMINATION.

                (A) Rights Upon Expiration. Following the expiration of the term of this Agreement under Section 11.1, excluding any early termination prior to expiration, Spectrum shall have and retain a perpetual and fully paid up license under the applicable Product Licenses. Notwithstanding the foregoing, Spectrum shall retain all rights and interest in all materials, inventions, discoveries and know-how (whether or not patentable or patented) solely generated by Spectrum in the course of performing research and development activities under the licenses granted in this Agreement. Other than rights intended to survive expiration, or as otherwise provided under Section 11.5(e), neither Party shall have any further rights or obligations upon the expiration of this Agreement.

                (B) Rights Upon termination by Chicago Labs under Sections 11.3 or 11.4 or by Spectrum under Section 11.2. Upon any termination of this Agreement by Chicago Labs under Section 11.3 or 11.4 or by Spectrum under
Section 11.2 occurring prior to the regularly scheduled expiration date of this Agreement, (i) all rights and licenses granted by Chicago Labs to Spectrum shall terminate and revert to Chicago Labs and (ii) Spectrum shall return to Chicago Labs or destroy at Chicago Labs' option the Chicago Labs Materials. The foregoing provisions shall also apply to the partial termination of this Agreement by Spectrum on a Product-by-Product basis in accordance with Section 11.2, provided, however, that in such event: (1) only those rights that solely pertain to the Product and/or country being terminated would revert back to Chicago Labs; (2) only those Chicago Labs Materials that solely pertain to the Product and/or country being terminated would be returned or destroyed by Spectrum. In addition Spectrum shall at no cost to Chicago Labs transfer to Chicago Labs the benefit of all research and development work it has performed or had performed on Products. At the


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                                       29
same time, Spectrum shall provide to Chicago Labs at no cost to Chicago Labs all CMC data, preclinical testing and stability data and results and clinical trial data and results relating to the development of Products and a technology transfer package for all processes, formulations, and protocols for the manufacture of APIs for Products and for finished Products, If Spectrum has licensed any technology from Third Parties relating to the Chicago Labs Technology or any Product, Spectrum shall use commercially reasonable efforts to obtain the rights to transfer and to transfer such rights to Chicago Labs at no cost to Chicago Labs. Notwithstanding the foregoing, Spectrum shall retain its right, title and interest under Section 5.1 in any Improvements made solely by Spectrum and in any Joint Inventions, but shall grant to Chicago Labs a nonexclusive, sublicensable, royalty free license to such Improvements to the extent that the development, making, having made, use, offer for sale, distribution, importation, or exportation of Products in the License Field by Chicago Labs, its Affiliates or licensees would, but for the license, violate Spectrum's patent rights.

                (C) Rights Upon termination by Spectrum under Section 11.4. Upon any termination of this Agreement by Spectrum under Section 11.4 occurring prior to the regularly scheduled expiration date of this Agreement, the license rights granted by Chicago Labs to Spectrum contained in this Agreement shall continue in full force and effect, however, Spectrum's obligations under this Agreement shall terminate. Notwithstanding the foregoing, Chicago Labs shall retain its right, title and interest under Section 5.1 in any Joint Inventions

                (D) Payments. Not later than *** after the expiration or termination date of this Agreement, each Party shall pay to the other Party any amounts that are then due and payable, including but not limited to any final period royalty report and payment. Notwithstanding anything in this Agreement to the contrary, Spectrum shall not be required to pay any remaining monthly installments yet to be paid pursuant to Sections 4.2 or 4.3 above, if this Agreement is terminated prior to the payments of all installments pursuant to Sections 4.2 or 4.3.

                (E) Accrued Rights; Surviving Obligations. Termination or expiration of this Agreement for any reason shall be without prejudice to any rights which shall have accrued to the benefit of either Party prior to such termination or expiration, and shall not relieve either Party from its obligations which are expressly indicated to survive expiration or termination of this Agreement, including, without limitation, those under Articles 7, 10, 12 and 13 and Sections 4.6 through 4.9, 5.1 through 5.4, 11.5 and 11.6 shall survive any expiration or termination of this Agreement.


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                                       30

         11.6 WORK-IN-PROGRESS. Notwithstanding anything in this Agreement to the contrary, upon any such early termination of the license granted hereunder in accordance with this Agreement, Spectrum shall be entitled to finish any work-in-progress and to sell any completed inventory of a Product which remain on hand as of the date of the termination, so long as Spectrum pays to Chicago Labs the royalties applicable to said subsequent sales in accordance with the terms and conditions as set forth in this Agreement, provided that no such sales shall be permitted after the expiration of *** after the date of termination.

12. DISPUTE RESOLUTION.

         12.1 ARBITRATION. Any claim, dispute, or controversy of any nature arising out of or relating to this Agreement, including, without limitation, any action or claim based on tort, contract or statute, or concerning the interpretation, effect, termination, validity, performance and/or breach of this Agreement (each, a "Dispute") between the Parties shall be finally settled by binding arbitration conducted in the English language in accordance with the Rules of Commercial Arbitration of the American Arbitration Association ("AAA"). The arbitration shall be held in Cook County, Illinois, and shall be conducted by three (3) arbitrators who are knowledgeable in the subject matter at issue in the dispute. One (1) arbitrator will be selected by Chicago Labs, one (1) arbitrator will be selected by Spectrum, and the third arbitrator will be selected by mutual agreement of the two (2) arbitrators selected by the Parties, provided that if a Party fails to select an arbitrator within thirty (30) days of the request for arbitration, the arbitrator that was to be selected by such Party shall be appointed in accordance with the rules of the AAA. During the period prior to the hearing, each Party shall have the right to conduct up to two (2) depositions and to submit up to twenty (20) document requests to the other Party. The arbitrators may proceed to an award, notwithstanding the failure of either Party to participate in the proceedings. The arbitrators shall, within forty-five (45) calendar days after the conclusion of the arbitration hearing, issue a written award and statement of decision describing the essential findings and conclusions on which the award is based, including the calculation of any damages awarded. The arbitrators shall be authorized to award compensatory damages, but shall NOT be authorized to (i) award non-economic or punitive damages (except to the extent expressly permitted by this Agreement), or (ii) reform, modify or materially change this Agreement or any other agreements contemplated hereunder; provided, however, that the damage limitations described in part (i) of this sentence will not apply if such damages are statutorily imposed. The arbitrators also shall be authorized to grant any temporary, preliminary or permanent equitable remedy or relief that the arbitrators deem just and equitable and within the scope of this Agreement, including, without limitation, an injunction or order for specific performance. The award of the arbitrators shall be the sole and exclusive remedy of the Parties. Judgment on the award rendered by the arbitrators


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

may be enforced in any court having competent jurisdiction thereof, subject only to revocation on grounds of fraud or clear bias on the part of the arbitrators. Notwithstanding anything contained in this Section 12.1 to the contrary, each Party shall have the right to institute judicial proceedings against the other Party or anyone acting by, through or under such other Party, in order to enforce the instituting Party's rights hereunder through specific performance, injunction or similar equitable relief.

         12.2 ADMINISTRATION. Each Party shall bear its own attorneys' fees, costs, and disbursements arising out of the arbitration, and shall pay an equal share of the fees and costs of the arbitrators; provided, however, that the arbitrators shall be authorized to determine whether a Party is the prevailing party, and if so, to award to that prevailing party reimbursement for its reasonable attorneys' fees, costs and disbursements (including, for example, expert witness fees and expenses, photocopy charges and travel expenses), and/or the fees and costs of the arbitrators. Absent the filing of an application to correct or vacate the arbitration award (if permitted by AAA rules), each Party shall fully perform and satisfy the arbitration award within fifteen (15) days of the service of the award.

         12.3 WAIVERS. By agreeing to the binding arbitration provision in
Section 12.1, the Parties understand that they are waiving certain rights and protections which may otherwise be available if a Dispute between the Parties were determined by litigation in court, including, without limitation, the right to seek or obtain certain types of damages precluded by this provision, the right to a jury trial, certain rights of appeal, and a right to invoke formal rules of procedure and evidence.

         12.4 NON-ARBITRABLE DISPUTES. Section 12.1 shall not apply to any dispute, controversy or claim that concerns (A) the validity, enforceability or infringement of a Patent, trademark or copyright; or (B) any antitrust, anti-monopoly or competition law or regulation, whether or not statutory. All such disputes, controversies or claims, and all judicial actions brought in order to enforce the instituting Party's rights hereunder through specific performance, injunction or similar equitable relief, shall be brought only in the state or federal courts sitting in Cook County, Illinois. The Parties hereby submit to the exclusive jurisdiction of such courts.

13. GENERAL PROVISIONS.

         13.1 FURTHER ASSURANCES. At any time or from time to time on and after the Effective Date, each Party, at the request of the other Party, shall (i) deliver to the other Party such records, data or other documents consistent with the provisions of this Agreement, (ii) execute, and deliver or cause to be delivered, all such assignments, consents, documents or further instruments of transfer or license, and (iii) take or cause to be taken all such other actions, as the other Party may reasonably deem necessary or desirable in order for such other Party to obtain the full benefits of this Agreement and the transactions contemplated hereby.

         13.2 INDEPENDENT CONTRACTORS. The relationship between Chicago Labs and Spectrum is that of independent contractors. Chicago Labs and Spectrum are not joint venturers, partners, principal and agent, master and servant, employer or employee, and have no other relationship other than independent contracting Parties. Chicago Labs and Spectrum shall have no power to bind or obligate each other in any manner, other than as is expressly set forth in this Agreement.

         13.3 ENTIRE AGREEMENT; MODIFICATION. This Agreement sets forth the entire agreement and understanding between the Parties as to the subject matter hereof. There shall be no amendments or modifications to this Agreement, except by a written document which is signed by both Parties.

         13.4 FORCE MAJEURE. Neither Party shall be liable for any delay or failure of performance (other than payment obligations) to the extent such delay or failure is caused by circumstances beyond its reasonable control and that by the exercise of due diligence it is unable to prevent, provided that the Party claiming excuse uses its commercially reasonable efforts to overcome the same.

         13.5 LIMITATION OF LIABILITY. EXCEPT FOR LIABILITY FOR BREACH OF CONFIDENTIALITY OR FOR INFRINGEMENT OR MISAPPROPRIATION, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES, INCLUDING BUT NOT LIMITED TO LOST PROFITS (EXCEPT, HOWEVER, ANY LOST PROFITS OF SPECTRUM AS THE RESULT OF ANY BREACH BY CHICAGO LABS OF ANY OF THE COVENANTS IN SECTION 9.3), ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES.

         13.6 ASSIGNMENT. Except for sublicensing rights as set forth in Section 3.2, neither this Agreement nor any rights granted hereunder may be assigned or transferred by either Party without the prior written consent of the non-assigning Party except, to a successor in interest pursuant to a merger, acquisition or sale of all or substantially all of the assignor's assets to which this Agreement relates. Subject to the limitations on assignment herein, this Agreement shall be binding upon and inure to the benefit of any successors in interest and permitted assigns of Chicago Labs and Spectrum. Any such successor or permitted assignee of Spectrum' interest shall expressly assume in writing the performance of all terms and conditions of this Agreement to be performed by Spectrum.

         13.7 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Illinois, without regard to the conflicts of laws principles thereof.

         13.8 HEADINGS. The headings for each article and section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular article or section.

         13.9 SEVERABILITY. Should any one or more of the provisions of this Agreement be held invalid or unenforceable by a court of competent jurisdiction, it shall be considered severed from this Agreement and shall not serve to invalidate the remaining provisions thereof. The Parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by them when entering this Agreement may be realized.

         13.10 NO WAIVER. Any delay in enforcing a Party's rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such Party's rights to the future enforcement of its rights under this Agreement, excepting only as to an express written and signed waiver as to a particular matter for a particular period of time.

         13.11 NOTICES. Any notices required by this Agreement shall be in writing, shall specifically refer to this Agreement and shall be sent by registered or certified airmail, postage prepaid, or by e-mail or telefax, confirmed by registered mail, or by telex or cable, charges prepaid, or by overnight courier, charges prepaid, and shall be delivered to the respective addresses set forth below unless subsequently changed by written notice to the other Party:

         For Chicago Labs:             Chicago Labs, Inc.
                                       2201 West Campbell Park Drive, Suite 116
                                       Chicago, Illinois 60612
                                       Facsimile:  (312) 602 2781
                                       E-Mail:  gulati@chicagolabs.com
                                       Attention:  Dr. Anil Gulati

         For Spectrum:                 Spectrum Pharmaceuticals, Inc.
                                       157 Technology Drive
                                       Irvine, CA 92618
                                       Facsimile: (949) 788-6706
                                       E-Mail:
                                       Attention:  Rajesh C. Shrotriya, M.D.

Notice shall be deemed delivered upon the earlier of (i) when actually received,
(ii) the date notice is sent via e-mail, telefax, telex or cable, and confirmed by written receipt or (iii) the day immediately following delivery to overnight courier (except Sunday and holidays).

         13.12 COMPLIANCE WITH LAWS. Nothing contained in this Agreement shall require or permit Chicago Labs or Spectrum to do any act inconsistent with the requirements of any United States law, regulation or executive order as the same may be in effect from time to time.

         IN WITNESS WHEREOF, the Parties have executed this Agreement by their duly authorized representatives as of the date set forth above.

CHICAGO LABS, INC.                           SPECTRUM PHARMACEUTICALS, INC.

By:                                          By:
   -----------------------------                -----------------------------

Name: Dr. Anil Gulati                        Name: Rajesh C. Shrotriya, M.D.

Title: President                             Title: Chairman, CEO and President

                                    EXHIBIT A

                              CHICAGO LABS KNOW-HOW


***





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                                  Exhibit A - 1

                                    EXHIBIT B

                             CHICAGO LABS MATERIALS


None.